Exhibit 99

VIACOM REPORTS THIRD QUARTER 2005 RESULTS

•	Revenues Up 10% to $5.9 Billion Led By Advertising Growth of 9%, With Advertising Gains of 17% at Cable Networks and 7% at Television

•	Operating Income Up 5% to $1.4 Billion Paced By Increases at Cable Networks, Radio, Outdoor, Entertainment and Parks/Publishing

•	Diluted Earnings Per Share from Continuing Operations Up 12% to $.47

New York, New York, November 1, 2005 — Viacom Inc. (NYSE: VIA and VIA.B) today reported results for the third quarter ended September 30, 2005.

Revenues increased 10% to $5.9 billion from $5.4 billion for the same quarter last year, led by growth of 15% in Cable Networks and 54% in Entertainment, as well as increases in Outdoor and Radio.  Viacom’s revenues from advertising climbed 9% led by gains of 17% at Cable Networks and 7% at Television.  Operating income rose 5% to $1.4 billion, paced by increases at Cable Networks, Radio, Outdoor, Entertainment and Parks/Publishing.

Third quarter results included several non-recurring items which reduced operating income by approximately $58 million.  The Company recorded an impairment charge of approximately $19 million related to the sale of two TV stations.  Also, damage from hurricanes Katrina and Rita cost the Company $7 million in revenues and $15 million in expenses, principally in Outdoor, Television and Cable Networks segments.  In addition, Viacom recorded expenses of $17 million associated with its previously announced plans to separate into two publicly traded companies by the end of 2005. Viacom has filed a registration statement on Form S-4 with the Securities and Exchange Commission for the separation.

Net earnings per diluted share from continuing operations in the third quarter of 2005 increased 12% to $.47 per diluted share compared with $.42 per diluted share in the prior year, reflecting a 2% increase in net earnings from continuing operations to $735 million from $722 million in the same quarter last year.

For the third quarter of 2005, Viacom’s free cash flow increased to $879 million from $543 million for the same prior-year period, as higher earnings from continuing operations and improvements in working capital were partially offset by higher cash taxes and increases in capital expenditures.  Free cash flow reflects the Company’s net cash flow from operating activities of $1.0 billion less capital expenditures of $134 million.

For the nine months ended September 30, 2005, revenues increased 9% to $17.3 billion and operating income increased 5% to $4.0 billion, paced by Cable Networks, Entertainment and Outdoor.  Net earnings from continuing operations was $2.1 billion, or $1.30 per diluted share, for the nine-month period compared with $2.1 billion, or $1.19 per diluted share for the same prior-year period which included a tax benefit of $149 million, or $.09 per diluted share, from the resolution of income tax audits and $34 million, net of tax, or $.02 per diluted share for severance charges in 2004.  Excluding these prior year items and the $19 million of expenses incurred during the first nine months of 2005 associated with the Company’s separation, net earnings from continuing operations increased 8% with diluted earnings per share growth of 17% for the nine months ended September 30, 2005.

Free cash flow for the nine months ended September 30, 2005 was $2.6 billion compared with $2.4 billion for the same prior-year period reflecting higher earnings and improvements in working capital partially offset by higher cash taxes and capital expenditures.

Sumner M. Redstone, Chairman and Chief Executive Officer of Viacom Inc., said, “Our operating results for the third quarter not only have us on track for achieving our guidance for the year, but also highlight the rationale and promise of our proposed separation into two companies, which we now expect to complete by the end of the year.  The significant strengths of ‘new’ Viacom to deliver consistent double digit bottom line growth and the proven cash generation ability of CBS Corporation will underpin their performance and define their attractiveness to investors in the future.

“For the third quarter of 2005, we exhibited revenue growth in nearly every major segment, paced by ad sales growth at MTV Networks and BET, as well as at CBS and UPN.  Our radio and television stations also turned in higher results that outpaced their respective industries and our motion picture operations turned in its best summer ever.  Operating income gains from Cable Networks, Entertainment and Outdoor fueled 5% operating income growth in the quarter and more than offset declines in the Television segment, where ad sales increases of 7% were unable to match results from the year-earlier quarter which were driven primarily by the strong initial television syndication sales of the CBS hit franchise series,

CSI.  Additionally, the superior cash flow generation of our operations enabled us to return value to shareholders through our continuing stock purchase program, which was a major contributor to our 12% per diluted share increase in net earnings from continuing operations in the quarter.”

Business Outlook

The Company remains on track to deliver mid single-digit growth in revenues and operating income and high single-digit growth in earnings per share.  The Company’s 2005 business outlook is based on 2004 revenues of $22.1 billion, operating income of $5.1 billion and diluted earnings per share from continuing operations of $1.54, which reflect Famous Players as a discontinued operation and also excludes the non-cash impairment and severance charges and the tax benefit recorded in 2004.  The 2005 outlook excludes expenses associated with the Company’s announced separation.

Consolidated and Segment Results (Third Quarter 2005 versus Third Quarter 2004)

Effective July 1, 2005, the Company realigned its segments to reflect the new management structure under its Co-Presidents and Co-Chief Operating Officers in anticipation of the separation.  Cable Networks include the results of MTV Networks and BET.  Showtime is reported in the Television segment, and Paramount Parks and Simon & Schuster are combined and disclosed in an “all other” category named Parks/Publishing.  Prior periods have been reclassified to conform to this presentation.

The Company’s reportable segments are as follows: (i) Cable Networks, (ii) Television, (iii) Radio, (iv) Outdoor, (v) Entertainment and an all other category, Parks/Publishing.  On July 22, 2005, Famous Players, the Company’s Canadian-based theater chain, was sold and is reported as a discontinued operation for all periods presented.

The following table sets forth the revenue sources of the Company and the percentage that each type contributes to consolidated revenues for the three and nine months ended September 30, 2005 and 2004.

	Percentage of Total Revenues
	Three Months Ended September 30,		Nine Months Ended September 30,
Revenues by Type	2005	2004	2005	2004
Advertising sales	56%	57%	60%	61%
Affiliate fees	12	12	12	12
Feature film exploitation	13	9	11	9
TV license fees	7	8	6	7
Publishing	3	4	3	3
Other	9	10	8	8
Total	100%	100%	100%	100%

Advertising sales are primarily generated from the Company’s Cable Networks, Television, Radio and Outdoor segments.  Affiliate fees are principally generated from Cable Networks and Television segments.  Feature film exploitation reflects revenues from the Entertainment segment.  Television license fees are primarily generated from the Television segment.  Publishing revenues are included in the Parks/Publishing segment.  Other primarily includes revenues from television and cable DVD and VHS sales, theme park operations and consumer products.

The tables below present Viacom’s revenues, operating income and depreciation and amortization for the three and nine months ended September 30, 2005 and 2004 (dollars in millions).

	Three Months Ended September 30,		Better/	Nine Months Ended September 30,		Better/
Revenues	2005	2004	(Worse)%	2005	2004	(Worse)%

Cable Networks	$1,652.9	$1,435.1	15%	$4,696.1	$3,977.1	18%
Television	2,154.9	2,202.8	(2)	6,834.2	6,991.6	(2)
Radio	542.0	529.3	2	1,571.3	1,545.7	2
Outdoor	493.5	478.7	3	1,421.9	1,366.0	4
Entertainment	844.6	549.0	54	2,207.7	1,687.8	31
Parks/Publishing	424.1	428.7	(1)	910.8	920.1	(1)
Eliminations	(169.1)	(243.6)	31	(320.5)	(535.8)	40
Total Revenues	$5,942.9	$5,380.0	10%	$17,321.5	$15,952.5	9%

	Three Months Ended September 30,		Better/	Nine Months Ended September 30,		Better/
Operating Income	2005	2004	(Worse)%	2005	2004	(Worse)%

Cable Networks	$682.0	$613.4	11%	$1,896.3	$1,642.0	15%
Television(a)	376.0	465.7	(19)	1,251.7	1,444.2	(13)
Radio	225.2	221.9	1	687.6	687.6	—
Outdoor	65.9	57.6	14	164.1	149.0	10
Entertainment(a)	109.7	5.1	n/m	163.8	108.6	51
Parks/Publishing	98.2	92.8	6	94.4	102.1	(8)
Corporate expenses(a)	(83.5)	(52.0)	(61)	(200.2)	(176.2)	(14)
Residual costs	(29.7)	(28.5)	(4)	(89.0)	(85.4)	(4)
Eliminations	(37.4)	(33.7)	(11)	7.2	(92.7)	n/m
Total Operating Income(a)	$1,406.4	$1,342.3	5%	$3,975.9	$3,779.2	5%

(a)   For the nine months ended September 30, 2004 total operating income includes severance charges of $56.2 million, reported as follows:  Television ($10.4 million), Entertainment ($10.4 million) and Corporate expenses ($35.4 million).

n/m – not meaningful.

	Three Months Ended September 30,		Nine Months Ended September 30,
Depreciation and Amortization	2005	2004	2005	2004

Cable Networks	$58.3	$51.6	$165.7	$159.1
Television	45.0	42.4	128.8	129.3
Radio	7.4	6.8	22.7	22.6
Outdoor	52.3	56.8	158.3	167.5
Entertainment	3.7	4.5	14.8	12.7
Parks/Publishing	17.1	17.9	49.9	52.8
Corporate expenses	3.6	5.5	12.5	16.8
Total Depreciation and Amortization	$187.4	$185.5	$552.7	$560.8

Cable Networks (MTV Networks, including MTV, Nickelodeon, Nick at Nite, VH1, TV Land, Spike TV, CMT, Comedy Central, Logo and BET)

For the quarter, Cable Networks revenues increased 15% to $1.7 billion from $1.4 billion, driven by 17% growth in advertising revenues with gains across all MTV channels and at BET.  Affiliate fees increased 10% reflecting both rate and subscriber increases at MTV Networks and BET.  Ancillary revenues, which represent approximately 11% of Cable Networks third quarter revenues, were up 20% over the same prior-year period, primarily reflecting higher licensing and syndication fees for Comedy Central and MTV International.  VIVA, acquired in August 2004, contributed $11 million of total revenue growth for the quarter.  Cable Networks operating income increased 11% to $682 million from $613 million due to higher revenues, partially offset by increased investment in programming and new worldwide business initiatives.  Cable Networks operating income as a percentage of revenues was 41% in the third quarter of 2005 versus 43% in 2004.

Television (CBS and UPN Television Networks and Stations; Television Production and Syndication and Showtime Networks Inc.)

For the quarter, Television revenues decreased 2% to $2.2 billion as 7% growth in advertising revenues was more than offset by lower television license revenues.  Advertising revenues increased 11% at CBS/UPN Networks principally due to the strength of primetime and sports.  The Stations group advertising revenues increased 1%.  Television license revenues decreased 25% primarily due to fewer titles available for initial syndication versus the prior year’s third quarter which included the syndication availability of CSI: Crime Scene Investigation and Girlfriends.  Affiliate fees at Showtime Networks increased 6%.  Operating income for Television decreased 19% to $376 million from $466 million principally due to lower television license revenues.  Television’s operating income as a percentage of revenues was 17% versus 21% in the third quarter of 2004.

During the quarter, the Stations group signed definitive agreements to sell WUPL-TV in New Orleans to Belo Corp. for approximately $15 million and KAUT-TV in Oklahoma City to The New York Times Company for approximately $22 million, as part of a strategic restructuring.  An impairment charge of approximately $19 million was recorded in the quarter for the station sales.

Radio (Radio Stations)

For the quarter, Radio revenues increased 2% to $542 million from $529 million, principally reflecting growth in both local and national advertising.  Radio’s top 20 markets advertising revenues grew 5%.  Total expenses increased 3% primarily as a result of higher programming and employee-related expenses.  Operating income increased 1% to $225 million from $222 million in the same prior-year quarter.  Radio’s operating income as a percentage of revenues remained flat at 42%.

Outdoor (Outdoor Advertising Properties)

For the quarter, Outdoor revenues increased 3% to $494 million from $479 million reflecting a 6% increase in revenues from North American properties.  North American properties reflected 4% growth in U.S. billboards and display revenues, 17% growth in Canada and 22% growth in Mexico.  Operating income increased 14% to $66 million from $58 million principally driven by higher revenues and lower depreciation expense.  The impact of hurricanes Katrina and Rita on Outdoor’s results was approximately $12 million for the third quarter of 2005.  Outdoor’s operating income as a percentage of revenues was 13% in the third quarter of 2005 and 12% in 2004.

Entertainment (Paramount Pictures and Famous Music Publishing)

For the quarter, Entertainment revenues increased 54% to $845 million from $549 million primarily due to increased worldwide theatrical, domestic home entertainment and worldwide pay television revenues.  Worldwide theatrical revenues included the continuing contributions from War of the Worlds and from the third quarter release of Four Brothers and Bad News Bears.  Domestic home entertainment revenues were driven by higher DVD sales, including contributions from The Longest Yard and Sahara.  Entertainment’s operating income of $110 million for the third quarter of 2005 compares with operating income of $5 million in the prior-year period principally due to higher revenues partially offset by higher amortization expense.

Parks/Publishing (Paramount Parks and Simon & Schuster)

For the quarter, Parks/Publishing revenues decreased 1% reflecting a 6% decline in Publishing revenues partially offset by a 4% increase in Parks revenues.  Publishing revenues faced difficult comparisons with the prior year’s third quarter, which included the top-selling titles Family First by Dr. Phil C. McGraw and Dark Tower VII by Stephen King.  Parks revenue growth reflected increased per capita spending and higher attendance.  Parks/Publishing operating income for the quarter of $98 million increased 6% from $93 million.

Corporate Expenses

For the quarter, Corporate expenses increased 61% to $84 million from $52 million in the prior-year period reflecting higher employee-related expenses and $17 million of expenses associated with the Company’s announced separation.

Residual Costs

Residual costs primarily include pension and postretirement benefit costs for benefit plans retained by the Company for previously divested businesses.  For the quarter, residual costs increased to $30 million versus $29 million in the prior-year period.

Eliminations

Eliminations primarily reflect the timing of intercompany transactions from the sale of television product to cable networks and the sale of feature films to cable and broadcast networks.

Provision for Income Taxes

For the third quarter of 2005, the Company’s effective income tax rate of 41.1% compared with 36.6% for the third quarter of 2004, which included the resolution of income tax audits.  Excluding this benefit, the effective tax rate was 39.9% for the third quarter of 2004.

Discontinued Operations

Net loss from discontinued operations for the three and nine months ended September 30, 2005 and 2004 include the results of Famous Players prior to its disposition on July 22, 2005 and, for the 2005 periods, a net loss of $29 million on the transaction, which included a liability for obligations associated with theater leases assigned to the buyer.  For the 2004 periods, discontinued operations also include Blockbuster Inc., which was split off from the Company in the fourth quarter of 2004.

Stock Purchase Program

Under the stock purchase program, the Company is authorized to acquire from time to time up to $8 billion in Viacom Class A Common Stock and non-voting Class B Common Stock.  For the nine months ended September 30, 2005, on a trade date basis, the Company purchased approximately 102 million shares of its Class B Common Stock for approximately $3.6 billion.  From the inception of the program through October 28, 2005, the Company has purchased 171.6 million shares for approximately $6.0 billion leaving $2.0 billion remaining under the program.

Other Matters

On July 20, 2005, Viacom’s Board of Directors declared a quarterly cash dividend of $.07 per share to stockholders of record at the close of business on August 31, 2005, and approximately $110 million was paid to these stockholders on October 1, 2005.

Viacom is a leading global media company, with preeminent positions in broadcast and cable television, radio, outdoor advertising, and online.  With programming that appeals to audiences in every demographic category across virtually all media, the company is a leader in the creation, promotion, and distribution of entertainment, news, sports, music, and comedy. Viacom’s well-known brands include CBS, MTV, Nickelodeon, Nick at Nite, VH1, BET, Paramount Pictures, Infinity Broadcasting, Viacom Outdoor, UPN, TV Land, Comedy Central, CMT: Country Music Television, King World, Spike TV, Showtime, Paramount Parks, and Simon & Schuster.  More information about Viacom and its businesses is available at www.viacom.com.

Earlier this year, the Company announced it would be separating its businesses into two publicly traded companies, and expects the transaction will likely be completed by the end of 2005.  The new Viacom will include MTV Networks (MTV, VH1, Nickelodeon, Nick at Nite, Comedy Central, CMT: Country Music Television, Spike TV, TV Land and many other networks around the world), BET, Paramount Pictures, Paramount Home Entertainment and Famous Music.  CBS Corporation will consist of the CBS Television Network, UPN, Infinity Broadcasting, Viacom Outdoor, Viacom Television Stations Group, Paramount Television, King World, Simon & Schuster, Showtime and Paramount Parks.

Information About the Transaction

This release contains information relating to the proposed separation of Viacom into two publicly traded companies.  In connection with the proposed transaction, Viacom has filed a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission.  Investors and security holders are urged to read the Registration Statement and related materials that are filed with the SEC because they contain important information about the proposed transaction.  Investors and security holders may obtain copies of these documents, and other documents containing information about Viacom, without charge, at the SEC’s website at www.sec.gov and through Viacom’s Investor Relations at Investor.Relations@viacom.com.

Cautionary Statement Concerning Forward-looking Statements

This news release contains both historical and forward-looking statements.  All statements, including Business Outlook, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events.  Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements.  These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; whether the proposed separation of the Company into two publicly traded companies will occur and, if it does occur, whether such separation will achieve anticipated results; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products; the impact of consolidation in the market for the Company’s programming; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s previous news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s Form 10-K for the period ended December 31, 2004.  The forward-looking statements included in this document are made only as of the date of this document, and, under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Carl D. Folta	Martin Shea
Executive Vice President, Corporate Relations	Executive Vice President, Investor Relations
(212) 258-6352	(212) 258-6515
carl.folta@viacom.com	marty.shea@viacom.com

Julia Phelps	James Bombassei
Manager, Corporate Relations	Vice President, Investor Relations
(212) 846-5288	(212) 258-6377
julia.phelps@viacom.com	james.bombassei@viacom.com

VIACOM INC. AND SUBSIDIARIES

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited; all amounts, except per share amounts, are in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Revenues	$5,942.9	$5,380.0	$17,321.5	$15,952.5

Operating income	1,406.4	1,342.3	3,975.9	3,779.2

Interest expense	(176.4)	(176.7)	(539.6)	(534.6)
Interest income	7.5	8.4	16.6	16.0
Other items, net	(.8)	8.6	12.9	29.5
Earnings before income taxes	1,236.7	1,182.6	3,465.8	3,290.1

Provision for income taxes	(507.8)	(433.4)	(1,388.8)	(1,186.4)
Equity in earnings (loss) of affiliated companies, net of tax	7.3	(27.7)	20.8	(38.2)
Minority interest, net of tax	(1.2)	.2	(3.6)	(1.9)
Net earnings from continuing operations	735.0	721.7	2,094.2	2,063.6

Net loss from discontinued operations	(26.5)	(1,209.3)	(46.9)	(1,086.9)
Net earnings (loss)	$708.5	$(487.6)	$2,047.3	$976.7

Basic earnings per common share:
Net earnings from continuing operations	$.47	$.42	$1.31	$1.19
Net loss from discontinued operations	$(.02)	$(.70)	$(.03)	$(.63)
Net earnings (loss)	$.45	$(.28)	$1.28	$.57

Diluted earnings per common share:
Net earnings from continuing operations	$.47	$.42	$1.30	$1.19
Net loss from discontinued operations	$(.02)	$(.70)	$(.03)	$(.63)
Net earnings (loss)	$.45	$(.28)	$1.27	$.56

Weighted average number of common shares outstanding:
Basic	1,570.3	1,725.7	1,598.3	1,727.0
Diluted	1,577.9	1,734.8	1,607.2	1,738.4

Dividends per common share	$.07	$.06	$.21	$.18

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Dollars in millions)

Free cash flow reflects the Company’s net cash flow from operating activities less capital expenditures.  The Company uses free cash flow, among other measures, to evaluate its operating performance.  Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations and fund ongoing operations and working capital needs.  As a result, free cash flow is a significant measure of the Company’s ability to generate long term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance.  The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management.  In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity.  Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs.  As free cash flow deducts capital expenditures from net cash flow provided by operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected.  The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash flow provided by operating activities.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net cash flow provided by operating activities	$1,012.9	$769.4	$2,959.6	$2,848.8
Less capital expenditures	134.2	108.8	358.8	245.4
Less operating cash flow of discontinued operations	—	117.4	(19.6)	203.8
Free cash flow	$878.7	$543.2	$2,620.4	$2,399.6

The following table presents a summary of the Company’s cash flows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net cash flow provided by operating activities	$1,012.9	$769.4	$2,959.6	$2,848.8
Net cash flow provided by (used for) investing activities	$237.9	$302.3	$(257.3)	$33.6
Net cash flow used for financing activities	$(1,107.4)	$(140.9)	$(2,819.7)	$(1,089.0)

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

The following tables set forth the Company’s Operating Income before Depreciation and Amortization.  The Company defines “Operating Income before Depreciation and Amortization” (“OIBDA”) as net earnings adjusted to exclude the following line items presented in its Statement of Operations: Net earnings (loss) from discontinued operations, net of tax; Minority interest, net of tax; Equity in earnings (loss) of affiliated companies, net of tax; Provision for income taxes; Other items, net; Interest income; Interest expense; and Depreciation and amortization.

The Company uses OIBDA, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods.  This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow.  The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates.  In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance.  OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs.  As OIBDA excludes certain financial information compared with net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.  As required by the SEC, the Company provides below reconciliations of Total OIBDA to net earnings (loss) and OIBDA for each segment to such segment’s operating income, the most directly comparable amounts reported under GAAP.

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

	Three Months Ended September 30, 2005
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Cable Networks	$740.3	$(58.3)	$682.0
Television	421.0	(45.0)	376.0
Radio	232.6	(7.4)	225.2
Outdoor	118.2	(52.3)	65.9
Entertainment	113.4	(3.7)	109.7
Parks/Publishing	115.3	(17.1)	98.2
Corporate expenses	(79.9)	(3.6)	(83.5)
Residual costs	(29.7)	—	(29.7)
Eliminations	(37.4)	—	(37.4)
Total	$1,593.8	$(187.4)	$1,406.4

	Three Months Ended September 30, 2004
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Cable Networks	$665.0	$(51.6)	$613.4
Television	508.1	(42.4)	465.7
Radio	228.7	(6.8)	221.9
Outdoor	114.4	(56.8)	57.6
Entertainment	9.6	(4.5)	5.1
Parks/Publishing	110.7	(17.9)	92.8
Corporate expenses	(46.5)	(5.5)	(52.0)
Residual costs	(28.5)	—	(28.5)
Eliminations	(33.7)	—	(33.7)
Total	$1,527.8	$(185.5)	$1,342.3

	Three Months Ended September 30,
	2005	2004
Total operating income before depreciation & amortization	$1,593.8	$1,527.8
Depreciation and amortization	(187.4)	(185.5)
Operating income	1,406.4	1,342.3
Interest expense	(176.4)	(176.7)
Interest income	7.5	8.4
Other items, net	(.8)	8.6
Earnings before income taxes	1,236.7	1,182.6
Provision for income taxes	(507.8)	(433.4)
Equity in earnings (loss) of affiliated companies, net of tax	7.3	(27.7)
Minority interest, net of tax	(1.2)	.2
Net earnings from continuing operations	735.0	721.7
Net loss from discontinued operations	(26.5)	(1,209.3)
Net earnings (loss)	$708.5	$(487.6)

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

	Nine Months Ended September 30, 2005
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Cable Networks	$2,062.0	$(165.7)	$1,896.3
Television	1,380.5	(128.8)	1,251.7
Radio	710.3	(22.7)	687.6
Outdoor	322.4	(158.3)	164.1
Entertainment	178.6	(14.8)	163.8
Parks/Publishing	144.3	(49.9)	94.4
Corporate expenses	(187.7)	(12.5)	(200.2)
Residual costs	(89.0)	—	(89.0)
Eliminations	7.2	—	7.2
Total	$4,528.6	$(552.7)	$3,975.9

	Nine Months Ended September 30, 2004
	OIBDA, excluding severance charges	Severance charges	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Cable Networks	$1,801.1	$—	$1,801.1	$(159.1)	$1,642.0
Television	1,583.9	(10.4)	1,573.5	(129.3)	1,444.2
Radio	710.2	—	710.2	(22.6)	687.6
Outdoor	316.5	—	316.5	(167.5)	149.0
Entertainment	131.7	(10.4)	121.3	(12.7)	108.6
Parks/Publishing	154.9	—	154.9	(52.8)	102.1
Corporate expenses	(124.0)	(35.4)	(159.4)	(16.8)	(176.2)
Residual costs	(85.4)	—	(85.4)	—	(85.4)
Eliminations	(92.7)	—	(92.7)	—	(92.7)
Total	$4,396.2	$(56.2)	$4,340.0	$(560.8)	$3,779.2

	Nine Months Ended September 30,
	2005	2004
Total operating income before depreciation & amortization	$4,528.6	$4,340.0
Depreciation and amortization	(552.7)	(560.8)
Operating income	3,975.9	3,779.2
Interest expense	(539.6)	(534.6)
Interest income	16.6	16.0
Other items, net	12.9	29.5
Earnings before income taxes	3,465.8	3,290.1
Provision for income taxes	(1,388.8)	(1,186.4)
Equity in earnings (loss) of affiliated companies, net of tax	20.8	(38.2)
Minority interest, net of tax	(3.6)	(1.9)
Net earnings from continuing operations	2,094.2	2,063.6
Net loss from discontinued operations	(46.9)	(1,086.9)
Net earnings	$2,047.3	$976.7

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Effective July 1, 2005, the Company realigned its segments to reflect the new management structure under its Co-Presidents and Co-Chief Operating Officers in anticipation of the separation.  The following tables (on pages 15-17) set forth the Company’s OIBDA, reflecting the new segment structure, for each of the three months ended March 31 and June 30, 2005 and 2004, respectively, and for the full year ended December 31, 2004.  As required by the SEC, the Company provides reconciliations of total OIBDA to net earnings (loss) and OIBDA for each segment to such segment’s operating income, the most directly comparable amounts reported under GAAP.

	Three Months Ended March 31, 2005
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Cable Networks	$631.7	$(54.2)	$577.5
Television	412.0	(41.8)	370.2
Radio	197.2	(7.7)	189.5
Outdoor	69.3	(52.8)	16.5
Entertainment	79.9	(5.4)	74.5
Parks/Publishing	(3.9)	(15.9)	(19.8)
Corporate expenses	(44.2)	(4.8)	(49.0)
Residual costs	(29.7)	—	(29.7)
Eliminations	13.1	—	13.1
Total	$1,325.4	$(182.6)	$1,142.8

	Three Months Ended March 31, 2004
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Cable Networks	$531.4	$(50.6)	$480.8
Television	432.7	(42.3)	390.4
Radio	206.5	(7.3)	199.2
Outdoor	68.0	(54.2)	13.8
Entertainment	64.2	(4.0)	60.2
Parks/Publishing	—	(17.5)	(17.5)
Corporate expenses	(30.9)	(5.6)	(36.5)
Residual costs	(28.4)	—	(28.4)
Eliminations	1.9	—	1.9
Total	$1,245.4	$(181.5)	$1,063.9

	Three Months Ended March 31,
	2005	2004

Total operating income before depreciation & amortization	$1,325.4	$1,245.4
Depreciation and amortization	(182.6)	(181.5)
Operating income	1,142.8	1,063.9
Interest expense	(181.4)	(179.5)
Interest income	3.5	4.6
Other items, net	34.1	(10.6)
Earnings before income taxes	999.0	878.4
Provision for income taxes	(406.4)	(250.4)
Equity in earnings (loss) of affiliated companies, net of tax	5.9	(2.1)
Minority interest, net of tax	(1.5)	(1.2)
Net earnings from continuing operations	597.0	624.7
Net earnings (loss) from discontinued operations	(12.0)	85.8
Net earnings	$585.0	$710.5

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

	Three Months Ended June 30, 2005
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Cable Networks	$690.0	$(53.2)	$636.8
Television	547.5	(42.0)	505.5
Radio	280.5	(7.6)	272.9
Outdoor	134.9	(53.2)	81.7
Entertainment	(14.7)	(5.7)	(20.4)
Parks/Publishing	32.9	(16.9)	16.0
Corporate expenses	(63.6)	(4.1)	(67.7)
Residual costs	(29.6)	—	(29.6)
Eliminations	31.5	—	31.5
Total	$1,609.4	$(182.7)	$1,426.7

	Three Months Ended June 30, 2004
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Cable Networks	$604.7	$(56.9)	$547.8
Television	632.7	(44.6)	588.1
Radio	275.0	(8.5)	266.5
Outdoor	134.1	(56.5)	77.6
Entertainment	47.5	(4.2)	43.3
Parks/Publishing	44.2	(17.4)	26.8
Corporate expenses	(82.0)	(5.7)	(87.7)
Residual costs	(28.5)	—	(28.5)
Eliminations	(60.9)	—	(60.9)
Total	$1,566.8	$(193.8)	$1,373.0

	Three Months Ended June 30,
	2005	2004

Total operating income before depreciation & amortization	$1,609.4	$1,566.8
Depreciation and amortization	(182.7)	(193.8)
Operating income	1,426.7	1,373.0
Interest expense	(181.8)	(178.4)
Interest income	5.6	3.0
Other items, net	(20.4)	31.5
Earnings before income taxes	1,230.1	1,229.1
Provision for income taxes	(474.6)	(502.6)
Equity in earnings (loss) of affiliated companies, net of tax	7.6	(8.4)
Minority interest, net of tax	(.9)	(.9)
Net earnings from continuing operations	762.2	717.2
Net earnings (loss) from discontinued operations	(8.4)	36.6
Net earnings	$753.8	$753.8

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

	Year Ended December 31, 2004
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Cable Networks	$2,488.3	$(223.3)	$2,265.0
Television	1,981.2	(173.7)	1,807.5
Radio	(9,993.6)	(29.9)	(10,023.5)
Outdoor	(6,601.4)	(223.1)	(6,824.5)
Entertainment	173.2	(19.0)	154.2
Parks/Publishing	180.2	(69.0)	111.2
Corporate expenses	(215.5)	(22.2)	(237.7)
Residual costs	(113.8)	—	(113.8)
Eliminations	(96.0)	—	(96.0)
Total	$(12,197.4)	$(760.2)	$(12,957.6)

Year Ended December 31, 2004
Total operating income before depreciation & amortization	$(12,197.4)
Depreciation and amortization	(760.2)
Operating loss	(12,957.6)
Interest expense	(718.2)
Interest income	25.1
Other items, net	7.4
Loss before income taxes	(13,643.3)
Provision for income taxes	(1,382.8)
Equity in loss of affiliated companies, net of tax	(20.8)
Minority interest, net of tax	(3.7)
Net loss from continuing operations	(15,050.6)
Net loss from discontinued operations	(1,099.2)
Net loss before cumulative effect of accounting change	(16,149.8)
Cumulative effect of accounting change, net of minority interest and tax	(1,312.4)
Net loss	$(17,462.2)

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

The following tables reconcile operating income for the Television and Entertainment segments, Corporate Expenses and total Company, excluding the impact of the 2004 severance charges to reported operating income for the nine months ended September 30, 2005 and 2004.

	Nine Months Ended September 30,		Better/
	2005	2004	(Worse)%
Television:
Operating income, excluding charge	$1,251.7	$1,454.6	(14)%
2004 severance charge	—	(10.4)
Operating income	$1,251.7	$1,444.2	(13)%

Entertainment:
Operating income, excluding charge	$163.8	$119.0	38%
2004 severance charge	—	(10.4)
Operating income	$163.8	$108.6	51%

Corporate Expenses:
Operating loss, excluding charge	$(200.2)	$(140.8)	(42)%
2004 severance charge	—	(35.4)
Operating loss	$(200.2)	$(176.2)	(14)%

Total Company:
Operating income, excluding charges	$3,975.9	$3,835.4	4%
2004 severance charges	—	(56.2)
Operating income	$3,975.9	$3,779.2	5%

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; all amounts, except per share amounts, are in millions)

The following tables reconcile certain non-GAAP financial measures to reported financial measures included in this earnings release.  The Company believes that adjusting its financial results for certain items provides investors with a clearer perspective on the current underlying financial performance of the Company.

	Three Months Ended September 30,		Better/	Nine Months Ended September 30,		Better/
	2005	2004	(Worse)%	2005	2004	(Worse)%
Adjusted net earnings from continuing operations	$748.3	$682.9	10%	$2,109.1	$1,948.1	8%
Adjustments to reconcile to net earnings from continuing operations:
2005 Split-off transaction costs, net of tax	(13.3)	—		(14.9)	—
2004 severance charges, net of tax	—	—		—	(33.8)
Resolution of income tax audits	—	38.8		—	149.3
Net earnings from continuing operations	$735.0	$721.7	2%	$2,094.2	$2,063.6	1%
Reconciliation of adjusted EPS to EPS from continuing operations:
Adjusted net earnings per diluted share	$.47	$.39	21%	$1.31	$1.12	17%
2005 Split-off transaction costs, net of tax	$(.01)	$—		$(.01)	$—
2004 severance charges, net of tax	$—	$—		$—	$(.02)
Resolution of income tax audits	$—	$.02		$—	$.09
Net earnings per diluted share from continuing operations	$.47	$.42	12%	$1.30	$1.19	9%

	Twelve Months Ended December 31, 2004(1)	2005 Business Outlook
Revenues	$22,143.9	Mid Single-Digit

Operating income, excluding charges	$5,095.7	Mid Single-Digit
Non-cash impairment charge	(17,997.1)
Severance charge	(56.2)
Operating loss	$(12,957.6)
Adjusted net earnings from continuing operations	$2,663.4
Adjustments to reconcile to net earnings (loss) from continuing operations:
Non-cash impairment charge, net of tax	(17,885.6)
Severance charge, net of tax	(33.8)
Resolution of income tax audits	205.4
Net loss from continuing operations	$(15,050.6)
Reconciliation of adjusted EPS to EPS from continuing operations:
Adjusted net earnings per diluted share	$1.54	High Single-Digit
Diluted impact on reported net loss and charges	$.01
Non-cash impairment charge, net of tax	$(10.43)
Severance charge, net of tax	$(.02)
Resolution of income tax audits	$.12
Net loss per diluted share from continuing operations	$(8.78)

(1)                                  The reported 2004 numbers excludes Famous Players which has been presented as a discontinued operation.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Reconciliation of adjusted effective tax rate to effective tax rate:
Adjusted effective tax rate	41.1%	39.9%	40.7%	40.6%
Resolution of income tax audits	—	3.3%	—	4.5%
Discrete tax item	—	—	.6%	—
Effective tax rate	41.1%	36.6%	40.1%	36.1%